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                                                                   Page 11 of 11



                                                                   Exhibit 11.01


                             CARDINAL HEALTH, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)


                                                            Three Months Ended
                                               --------------------------------------------
                                               September 30,                 September 30,
                                                   1995                           1994
                                                -----------                   ------------



PRIMARY
-------

Net earnings                                         $20,527                      $16,025
                                                      ======                       ======

Average shares outstanding                            42,010                       39,076

Dilutive effect of stock options                         786                        1,538
                                                      ------                      -------

Total                                                 42,796                       40,614
                                                      ======                       ======

Primary earnings per Common Share                      $0.48                        $0.39
                                                      ======                       ======


FULLY DILUTED
-------------

Net earnings                                         $20,527                      $16,025
                                                      ======                       ======

Average shares outstanding                            42,010                       39,076

Dilutive effect of stock options                         866                        1,602
                                                     -------                      -------

Total                                                 42,876                       40,678
                                                      ======                       ======

Fully diluted earnings per Common Share                $0.48                        $0.39
                                                      ======                       ======